CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 23, 1998 included in the company's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement on Form S-8.


                               /s/ Arthur Andersen LLP

Denver, Colorado
  December 31, 1998